EXHIBIT 16.1



October 26, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by National R.V. Holdings, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4.01 of Form 8-K, as part of the Company's Amendment No. 1 to Form 8-K dated October 14, 2005. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.

Very truly yours,



/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP